CONFIRMING STATEMENT

	This Statement confirms that the undersigned, William Ruder, has authorized and designated each of Susan Hyde and Jasmine Moore, [Joseph Martell, Samuel Hood, Jessica Mijaro], signing singly, to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Corporate Property Associates 12 Incorporated. The authority of Susan Hyde and Jasmine Moore, [Joseph Martell, Samuel Hood, Jessica Mijaro] under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of Corporate Property Associates 12 Incorporated, unless earlier revoked in writing. The undersigned acknowledges that Susan Hyde and Jasmine Moore, [Joseph Martell, Samuel Hood, Jessica Mijaro] are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.


/s/ William Ruder
Signature


William
Ruder
Print Name

2/2/04
Date